Calculation of Filing Fee Tables
S-8
Neuronetics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share, to be issued under the Neuronetics, Inc. 2026 Equity Incentive Plan	Other	6,022,333	$ 2.17	$ 13,068,462.61	0.0001381	$ 1,804.76
2	Equity	Common stock, $0.01 par value per share, to be issued under the RSU Inducement Award	Other	1,500,000	$ 2.17	$ 3,255,000.00	0.0001381	$ 449.52
Total Offering Amounts:						$ 16,323,462.61		$ 2,254.28
Total Fee Offsets:								$ 2,098.40
Net Fee Due:								$ 155.88
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock. (2) Represents shares of common stock reserved for issuance under the Neuronetics, Inc. 2026 Equity Incentive Plan (the "2026 Plan"), which consists of 6,022,333 shares of common stock that rolled into the 2026 Plan from the unallocated share reserve of the 2018 Plan (as defined below). (4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the common stock on the Nasdaq Global Market on August 10, 2026. (6) Rounded to the nearest cent.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock. (3) Represents 1,500,000 restricted stock units ("RSUs") granted to Daniel L. Reuvers on May 23, 2026, pursuant to an inducement award to induce such person to accept employment with the Registrant. (4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices for the common stock on the Nasdaq Global Market on August 10, 2026. (6) Rounded to the nearest cent.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Neuronetics, Inc.	S-8	333-284691	02/04/2025		$ 2,098.40	Equity	Common Stock	4,210,766	$ 13,706,043.33
Fee Offset Sources		Neuronetics, Inc.	S-8	333-284691		02/04/2025						$ 2,098.40
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(5) The Registrant previously paid $2,098.40 for the registration of 4,210,766 shares of common stock under the Neuronetics, Inc. 2018 Equity Incentive Plan (the "2018 Plan"), as adopted by the Company's Board of Directors as of December 9, 2024, pursuant to the Registration Statement on Form S-8 (No. No. 333-284691) filed on February 4, 2025. The Registrant has terminated any offering under the 2018 Plan. The registration fee due hereunder is offset by such previously paid amount with respect to the unsold shares of common stock under the 2018 Plan.